Exhibit 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Acrodyne Communications, Inc. (the Company) on Form 10-QSB/A for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Nathaniel S. Ostroff, Chairman of the Board of Directors, President of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)          The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Acrodyne Communications, Inc. and will be retained by Acrodyne Communications, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Nathaniel S. Ostroff
Nathaniel S. Ostroff
Chairman of the Board of Directors and President (Principal Executive Officer)
June 26, 2003